EXHIBIT 10.11

Nile Therapeutics, Inc.
Incentive Stock option Agreement

This Incentive Stock Option Agreement is made and entered into as of the __ day of _____________________, 200__ (the “Grant Date”), between _____________________ (“Employee”) and Nile Therapeutics, Inc., a Delaware corporation (the “Company”).

Background

A. Employee has either been hired to serve as an employee to the Company or the Company desires to induce Employee to continue to serve the Company as an employee.

B. The Company has adopted the 2005 Stock Option Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

Now, Therefore, the parties hereto agree as follows:

1. Incorporation by Reference. The terms and conditions of the Plan, a copy of which has been delivered to Employee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2. Grant of Option; Purchase Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Employee the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate of the number of shares of common stock, $0.001 par value, of the Company (the “Shares”) set forth at the end of this Agreement after “Number of Shares:” at the price per Share set forth at the end of this Agreement after “Purchase Price:”

3. Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Employee. Except as provided herein in paragraph 4, the Options shall vest in Employee in _____ cumulative installments of ________________ percent (______%) of the total grant beginning on the first anniversary of the date of this Agreement, with an additional ________________ percent (______%) of the total grant becoming exercisable on each of the next _____________ (______) successive anniversaries of such date, so long as Employee remains an employee of the Company (each such date is hereinafter referred to singularly as a “Vesting Date” and collectively as “Vesting Dates”).

4. Termination of Employment. Other than as expressly provided for in the Employee’s employment agreement, if any, in the event that the Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, prior to any Vesting Date, that part of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of Employee's rights to and under such non-vested parts of the Option shall terminate.

5. Term of Option. To the extent vested, and except as otherwise provided in this Agreement or the Employee’s employment agreement, if any, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, Employee or his/her legal representative shall have ninety (90) days from the date of such termination of his/her position as an employee to exercise any part of the Option vested pursuant to Section 3 of this Agreement. Upon the expiration of such ninety (90) day period, or if earlier, upon the date that is 10 years from the Grant Date (the “Expiration Date”), the Option shall terminate and become null and void.

6. Rights of Option Holder. Employee, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.

7. Transferability. The Option shall not be transferred except to the extent permitted in the Plan.

8. Securities Law Matters. Employee acknowledges that the Shares to be received by him or her upon exercise of the Option may not have been registered under the Securities Act of 1933, as amended, or the Blue Sky laws of any state (collectively, the “Securities Acts”). If such Shares are not so registered, Employee acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Employee acknowledges that if not then registered under the Securities Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED, UNLESS AN EXEMPTION EXISTS OR UNLESS SUCH DISPOSITION IS NOT SUBJECT TO THE FEDERAL OR STATE SECURITIES LAWS, NILE THERAPEUTICS, INC. MAY REQUIRE THAT THE AVAILABILITY OR ANY EXEMPTION OR THE INAPPLICABILITY OF SUCH SECURITIES LAWS BE ESTABLISHED BY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO NILE THERAPEUTICS, INC..”

9. Incentive Stock Option. The Company intends that the Option shall be an incentive stock option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code.

10. Employee Representations. Employee hereby represents and warrants that Employee has reviewed with his or her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Employee understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

11. Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company: Nile Therapeutics, Inc. 2850 Telegraph Ave., Suite 310 Berkeley, CA Attn: Chief Financial Officer	If to Employee: ___________________ ___________________ ___________________

12. General.

(a) The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

(b) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e) This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed therein.
In Witness Whereof, the undersigned have executed this Agreement as of the date first written above.

Number of Shares: __________ Exercise Price: $ /share	EMPLOYEE: ________________________ Name:

NILE THERAPEUTICS, INC. By:_________________________ Its: